Duke REALTY

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS THIRD QUARTER 2017 RESULTS

Quarterly Dividend Increased

Closed First Tranche of Significant Industrial Acquisition

Stabilized Occupancy of 98.0 Percent

15.9 percent Rent Growth on Leases

(INDIANAPOLIS, October 25, 2017) – Duke Realty Corporation (NYSE: DRE), the largest pure-play, domestic only, industrial REIT, today reported results for the third quarter of 2017.

Quarterly Highlights

- Net income per diluted share was $0.46 for the quarter. Funds from Operations ("FFO") per diluted share, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), was $0.26 for the quarter while Core Funds from Operations ("Core FFO") per diluted share was $0.30 for the quarter.

- Portfolio operating performance within the company's industrial portfolio:
  - Total stabilized occupancy at September 30, 2017 of 98.0 percent compared to 97.7 percent at June 30, 2017 and 98.2 percent at September 30, 2016
  - Total in-service occupancy at September 30, 2017 of 95.7 percent compared to 96.0 percent at June 30, 2017 and 97.4 percent at September 30, 2016
  - Total occupancy, including properties under development, of 93.2 percent at September 30, 2017 compared to 93.5 percent at June 30, 2017 and 95.2 percent at September 30, 2016
  - Tenant retention of 70.2 percent for the quarter
  - Same-property net operating income growth of 2.2 percent and 3.9 percent for the three and nine months ended September 30, 2017 compared to the same periods in 2016

- Total leasing activity of 5.9 million square feet for the quarter
- Overall rent growth on new and renewal leases of 15.9 percent for the quarter

- Successful execution of capital transactions:
  - Completed the sale of ten properties for a combined sales price of $301 million
  - Redeemed $129 million of 6.75 percent unsecured notes with a scheduled maturity of March 2020
  - Extension of the company's $1.2 billion unsecured revolving credit facility from January 2019 to January 2022 at a rate (subject to adjustment) of LIBOR plus . 875 percent
  - Completed $390 million of acquisitions of nine bulk industrial buildings in Tier 1 markets during the quarter
  - Started new industrial development projects with expected costs of $230 million

Jim Connor, Chairman and CEO said, "We enjoyed a successful third quarter of 2017, highlighted by closing on the first tranche of an acquisition, from Bridge Development Partners, LLC, that will ultimately include ten state-of-the-art bulk industrial buildings along with two parcels of undeveloped land (the "Bridge Portfolio"). We also closed on the sale of seven of our remaining nine medical office properties as well as three suburban office buildings, which were our last in the Indianapolis office market.

From an operational standpoint, we maintained a high level of stabilized occupancy, which slightly increased to 98.0 percent. Our lease renewal rate for the quarter was 70.2 percent.

We also continued to see significant rent growth across our portfolio, which we expect to continue in the near future, with rent growth on new and renewal leases executed during the quarter totaling 15.9 percent. We reported 2.2 percent growth in same property net operating income for the quarter which was driven almost entirely by rental rate growth, since we have been operating at peak occupancy levels in our same property portfolio for several quarters now. The previously disclosed hhgregg bankruptcy had a roughly 80 basis point drag on same store net operating income growth for the quarter."

Mark Denien, Executive Vice President and Chief Financial Officer, stated, "We continue to have significant on-balance sheet financing capacity, with $513 million of cash held in escrow for future 1031 exchanges, which should mostly be re-invested in property acquisitions and development projects by the end of this year. We also have $427 million in interest-bearing notes receivable, primarily from the medical office disposition, that will mature over the next three years.

The extension of our revolving credit facility that we just completed will provide us with a secure source of capital. We anticipate finishing the year at a lower-than-targeted level of leverage and in 2018 it is our intention to return to a leverage profile commensurate with our credit rating, which will provide a further source of growth.

Finally, we plan to finalize and announce our special dividend requirement, which should be consistent with our previously disclosed estimates, in early December."

Financial Performance

- A complete reconciliation, in dollars and per share amounts, of net income to FFO, as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release.
- Net income was $0.46 per diluted share, or $167 million, for the third quarter of 2017 compared to $0.32 per diluted share for the third quarter of 2016. The increased net income per diluted share was primarily the result of gains on property sales.
- FFO, as defined by NAREIT, was $0.26 per diluted share for the third quarter of 2017, or $93 million, compared to $0.31 per diluted share for the third quarter of 2016. The decreased FFO per diluted share was primarily due to the loss on debt extinguishment related to the early redemption of $129 million of unsecured notes in July 2017.
- Core FFO was $0.30 per diluted share, or $108 million, for the third quarter of 2017 compared to $0.31 per diluted share for the third quarter of 2016.

Real Estate Investment Activity

Mr. Connor further stated, "The Bridge Portfolio includes ten recently constructed state-of-the-art bulk distribution buildings in Northern New Jersey, South Florida and Southern California, which we believe to be the best industrial markets in the country, for a total purchase price of $516 million. The portfolio also includes two parcels of undeveloped land in Northern New Jersey, for a total purchase price of $62 million, upon which construction of two additional properties will commence later this year or early next year. The entire portfolio, when construction on the two land parcels is completed, will ultimately total 4.3 million rentable square feet with a total investment of slightly under $700 million. We agreed to the terms of the acquisition in April, at which point the properties were 58 percent leased in total. After assuming leasing responsibilities in July 2017, we executed additional leases to increase the portfolio to 69 percent leased. We believe that, since April, rental rates have continued to increase while cap rates have also further compressed.

During the third quarter we also started $230 million of developments, which were 54 percent pre-leased in total. We finished the quarter with an 11.1 million square foot development

pipeline, with total expected project costs of $696 million, and a very solid pre-leasing level of 63 percent.

We believe that, on average, our acquisitions for the year will be executed at roughly the same stabilized cap rate that we achieved on the medical office disposition and also better future rent growth, while our development activity will ultimately generate significantly higher stabilized yields than our acquisition activity."

Acquisitions

The first tranche of the Bridge Portfolio closed at the end of September and consisted of two bulk distribution properties in Southern California, two in South Florida, and one in Northern New Jersey, all of which totaled $219 million and 1.7 million rentable square feet, and were 70 percent pre-leased. The remaining five buildings to be acquired in the Bridge Portfolio, with a total purchase price of $297 million, are all located in Northern New Jersey.

The company also acquired (i) two properties in Southern California totaling 1.0 million square feet, which were 100 percent leased, (ii) one parcel of land upon which construction immediately began on an expansion of one of these Southern California properties, (iii) a recently completed speculative property in Chicago and (iv) a 100 percent leased property in Northern New Jersey.

Development

The third quarter included the following development activity:

Wholly Owned Properties

- During the quarter, the company started $166 million of wholly owned development projects totaling 2.4 million square feet, which were 66 percent pre-leased in total. These wholly owned development starts were comprised of a speculative development project in the Lehigh Valley of Pennsylvania totaling 832,000 square feet, a 100 percent pre-leased expansion project in Southern California totaling 736,000 square feet and a 100 percent pre-leased project in Dallas totaling 875,000 square feet.
- Nine projects totaling 3.4 million square feet, which were 80 percent leased, were placed in service during the quarter.

Joint Venture Properties

- During the quarter, a 50 percent-owned joint venture started a 708,000 square foot bulk industrial project in Indianapolis, which was 65 percent pre-leased at September 30, 2017 and subsequently fully leased, while another 50 percent-owned joint venture started a 674,000 square foot speculative project in Columbus.

- A 192,000 square foot project in Columbus, which was 100 percent pre-leased, was placed in service during the quarter by a 50 percent-owned joint venture.

Building Dispositions

Building dispositions totaled $301 million in the third quarter and included the following:

Wholly Owned Properties

- Seven medical office buildings totaling 519,000 square feet
- Three suburban office properties in Indianapolis, Indiana, totaling 391,000 square feet, which completed the company's exit from the Indianapolis office market

Distributions Declared

The company's board of directors declared a quarterly cash distribution on its common stock of $0.20 per share, or $0.80 per share on an annualized basis. The third quarter dividend will be payable on November 30, 2017 to shareholders of record on November 16, 2017.

2017 Earnings Guidance

A reconciliation of the company's per share guidance for diluted net income per common share to FFO, as defined by NAREIT and to Core FFO is included in the financial tables to this release. The company revised its guidance for net income to $4.45 to $4.60 per diluted share from its previous guidance of $4.40 to $4.66 per diluted share. The company revised its guidance for FFO, as defined by NAREIT, to $1.22 to $1.29 per diluted share from its previous guidance of $1.20 to $1.33 and also revised its guidance for Core FFO to $1.21 to $1.25 per diluted share from its previous range of $1.20 to $1.26 per diluted share.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets; plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by generally accepted accounting principles ("GAAP"). The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company's cash needs, including the company's ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefits related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains (losses) on debt transactions, gains (losses) on and related costs of acquisitions, gains on sale of merchant buildings, promote income and severance charges related to major overhead restructuring activities. Although the company's calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

AFFO: AFFO is a supplemental performance measure defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same-Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage.

A reconciliation of net income from continuing operations to same property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company's same-property net operating income measure is included on page 17 of its September 30, 2017 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 144 million rentable square feet of industrial assets in 21 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Third Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, October 26, 2017, at 3:00 p.m. ET to discuss its third quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website.

A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2016. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:
Ron Hubbard
317.808.6060

Media:
Helen McCarthy
317.708.8010

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2017	2016	2017	2016
Revenues:				
Rental and related revenue	$169,611	$162,322	$507,123	$480,819
General contractor and service fee revenue	25,217	19,351	58,192	68,546
	194,828	181,673	565,315	549,365
Expenses:				
Rental expenses	16,224	16,933	46,967	54,685
Real estate taxes	28,157	26,001	81,569	75,687
General contractor and other services expenses	24,079	17,182	54,077	60,330
Depreciation and amortization	67,992	61,820	197,028	182,489
	136,452	121,936	379,641	373,191
Other operating activities:				
Equity in earnings of unconsolidated companies	1,841	12,010	58,523	37,404
Gain on dissolution of unconsolidated company	-	-	-	30,697
Promote income	-	2,212	20,007	26,299
Gain on sale of properties	21,952	82,698	93,339	137,589
Gain on land sales	5,665	1,601	8,449	2,438
Other operating expenses	(770)	(1,424)	(2,226)	(3,496)
Impairment charges	(3,622)	(3,042)	(4,481)	(15,098)
General and administrative expenses	(10,075)	(12,534)	(41,165)	(42,216)
	14,991	81,521	132,446	173,617
Operating income	73,367	141,258	318,120	349,791
Other income (expenses):				
Interest and other income, net	6,404	507	9,197	3,597
Interest expense	(20,835)	(27,283)	(65,401)	(87,255)
Loss on debt extinguishment	(16,568)	(6,243)	(26,104)	(8,673)
Acquisition-related activity	-	(7)	-	(82)
Income from continuing operations, before income taxes	42,368	108,232	235,812	257,378
Income tax (expense) benefit	(359)	359	(7,918)	173
Income from continuing operations	42,009	108,591	227,894	257,551
Discontinued operations:				
Income before gain on sales	2,563	4,249	17,747	9,062
Gain on sale of depreciable properties, net of tax	120,179	319	1,229,270	485
Income tax (expense) benefit	876	-	(10,736)	-
Income from discontinued operations	123,618	4,568	1,236,281	9,547
Net income	165,627	113,159	1,464,175	267,098
Net income attributable to noncontrolling interests	(358)	(1,145)	(18,163)	(2,710)
Net income attributable to common shareholders	$165,269	$112,014	$1,446,012	$264,388
Basic net income per common share:				
Continuing operations attributable to common shareholders	$0.12	$0.31	$0.63	$0.72
Discontinued operations attributable to common shareholders	0.34	0.01	3.43	0.03
Total	$0.46	$0.32	$4.06	$0.75
Diluted net income per common share:				
Continuing operations attributable to common shareholders	$0.12	$0.31	$0.63	$0.72
Discontinued operations attributable to common shareholders	0.34	0.01	3.40	0.03
Total	$0.46	$0.32	$4.03	$0.75

Duke Realty Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited and in thousands)

	September 30, 2017	December 31, 2016
Assets		
Real estate investments:		
Real estate assets	$6,091,861	$5,144,805
Construction in progress	441,005	303,644
Investments in and advances to unconsolidated companies	135,089	197,807
Undeveloped land	167,928	237,436
	6,835,883	5,883,692
Accumulated depreciation	(1,159,493)	(1,042,944)
Net real estate investments	5,676,390	4,840,748
Real estate investments and other assets held-for-sale	63,604	1,324,258
Cash and cash equivalents	27,315	12,639
Accounts receivable, net	20,605	15,838
Straight-line rents receivable, net	91,045	82,554
Receivables on construction contracts, including retentions	10,343	6,159
Deferred leasing and other costs, net	279,891	258,741
Restricted cash held in escrow for like-kind exchange	512,520	40,102
Notes receivable from property sales	426,678	25,460
Other escrow deposits and other assets	189,080	165,503
	$7,297,471	$6,772,002
Liabilities and Equity		
Indebtedness:		
Secured debt, net of deferred financing costs	$312,776	$383,725
Unsecured debt, net of deferred financing costs	1,814,104	2,476,752
Unsecured line of credit	5,000	48,000
	2,131,880	2,908,477
Liabilities related to real estate investments held-for-sale	2,653	56,291
Construction payables and amounts due subcontractors, including retentions	70,432	44,250
Accrued real estate taxes	83,152	59,112
Accrued interest	24,547	23,633
Other liabilities	195,147	153,846
Tenant security deposits and prepaid rents	36,285	33,100
Total liabilities	2,544,096	3,278,709
Shareholders' equity:		
Common shares	3,561	3,548
Additional paid-in-capital	5,195,151	5,192,011
Accumulated other comprehensive income	-	682
Distributions in excess of net income	(488,328)	(1,730,423)
Total shareholders' equity	4,710,384	3,465,818
Noncontrolling interests	42,991	27,475
Total equity	4,753,375	3,493,293
	$7,297,471	$6,772,002

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended September 30

(Unaudited and in thousands, except per share amounts)

	2017			2016		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$165,269**			**$112,014**		
Less: dividends on participating securities	(444)			(580)		
Net income per common share- basic	**164,825**	**355,905**	**$0.46**	**111,434**	**351,856**	**$0.32**
Add back:						
Noncontrolling interest in earnings of unitholders	1,535	3,301		1,131	3,495	
Other potentially dilutive securities	444	2,896		580	3,630	
Net income attributable to common shareholders- diluted	**$166,804**	**362,102**	**$0.46**	**$113,145**	**358,981**	**$0.32**
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	**$165,269**	**355,905**		**$112,014**	**351,856**	
Adjustments:						
Depreciation and amortization	68,029			80,688		
Company share of joint venture depreciation, amortization and other	2,171			3,772		
Impairment charges - depreciable property	-			3,042		
Gains on depreciable property sales - wholly owned, discontinued operations (1)	(121,348)			(319)		
Gains on depreciable property sales - wholly owned, continuing operations	(21,952)			(82,698)		
Income tax benefit triggered by depreciable property sales	(516)			(359)		
Gains on depreciable property sales - joint ventures	37			(5,668)		
Noncontrolling interest share of adjustments	677			15		
NAREIT FFO attributable to common shareholders - basic	**92,367**	**355,905**	**$0.26**	**110,487**	**351,856**	**$0.31**
Noncontrolling interest in income of unitholders	1,535	3,301		1,131	3,495	
Noncontrolling interest share of adjustments	(677)			(15)		
Other potentially dilutive securities		2,896			3,630	
NAREIT FFO attributable to common shareholders - diluted	**$93,225**	**362,102**	**$0.26**	**$111,603**	**358,981**	**$0.31**
Gain on land sales, including share of joint venture	(5,665)			(4,673)		
Loss on debt extinguishment	16,568			6,243		
Land impairment charges	3,622			-		
Promote income	-			(2,212)		
Acquisition-related activity	-			7		
Core FFO attributable to common shareholders - diluted	**$107,750**	**362,102**	**$0.30**	**$110,968**	**358,981**	**$0.31**
Adjusted FFO						
Core FFO - diluted	$107,750	362,102	$0.30	$110,968	358,981	$0.31
Adjustments:						
Straight-line rental income and expense	(4,292)			(5,742)		
Amortization of above/below market rents and concessions	1,232			303		
Stock based compensation expense	1,943			3,262		
Noncash interest expense	1,244			1,609		
Second generation concessions	(19)			(240)		
Second generation tenant improvements	(3,700)			(3,352)		
Second generation leasing commissions	(4,983)			(3,628)		
Building improvements	(5,184)			(677)		
Adjusted FFO - diluted	**$93,991**	**362,102**		**$102,503**	**358,981**	

(1) Excludes noncontrolling interest adjustment of $1,169 on depreciable property sales - wholly owned, discontinued operations during the three months ended September 30, 2017.

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Nine Months Ended September 30

(Unaudited and in thousands, except per share amounts)

	2017			2016		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$1,446,012**			**$264,388**		
Less: dividends on participating securities	(1,527)			(1,751)		
Net income per common share- basic	**1,444,485**	**355,614**	**$4.06**	**262,637**	**348,341**	**$0.75**
Add back:						
Noncontrolling interest in earnings of unitholders	13,427	3,307		2,670	3,499	
Other potentially dilutive securities	1,527	3,026		1,751	3,565	
Net income attributable to common shareholders- diluted	**$1,459,439**	**361,947**	**$4.03**	**$267,058**	**355,405**	**$0.75**
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	**$1,446,012**	**355,614**		**$264,388**	**348,341**	
Adjustments:						
Depreciation and amortization	222,914			238,647		
Company share of joint venture depreciation, amortization and other	7,266			11,664		
Impairment charges - depreciable property	859			3,042		
Gains on depreciable property sales - wholly owned, discontinued operations (1)	(1,224,422)			(485)		
Gains on depreciable property sales - wholly owned, continuing operations	(93,339)			(137,589)		
Income tax expense (benefit) triggered by depreciable property sales	19,142			(173)		
Gains on depreciable property sales - joint ventures	(50,694)			(23,700)		
Gain on dissolution of unconsolidated company	-			(30,697)		
Noncontrolling interest share of adjustments	10,307			(604)		
NAREIT FFO attributable to common shareholders - basic	**338,045**	**355,614**	**$0.95**	**324,493**	**348,341**	**$0.93**
Noncontrolling interest in income of unitholders	13,427	3,307		2,670	3,499	
Noncontrolling interest share of adjustments	(10,307)			604		
Other potentially dilutive securities		3,026			3,565	
NAREIT FFO attributable to common shareholders - diluted	**$341,165**	**361,947**	**$0.94**	**$327,767**	**355,405**	**$0.92**
Gain on land sales, including share of joint venture	(8,449)			(5,510)		
Loss on debt extinguishment, including share of joint venture	26,104			10,265		
Gain on non-depreciable property sale - joint venture	(119)			-		
Land impairment charges	3,622			12,056		
Promote income	(20,007)			(26,299)		
Income tax benefit from valuation allowance adjustment	(2,619)			-		
Acquisition-related activity	-			82		
Core FFO attributable to common shareholders - diluted	**$339,697**	**361,947**	**$0.94**	**$318,361**	**355,405**	**$0.90**
Adjusted FFO						
Core FFO - diluted	$339,697	361,947	$0.94	$318,361	355,405	$0.90
Adjustments:						
Straight-line rental income and expense	(12,336)			(13,247)		
Amortization of above/below market rents and concessions	1,895			1,361		
Stock based compensation expense	16,023			16,748		
Noncash interest expense	4,448			4,594		
Second generation concessions	(94)			(311)		
Second generation tenant improvements	(11,197)			(17,954)		
Second generation leasing commissions	(15,260)			(19,497)		
Building improvements	(8,115)			(1,939)		
Adjusted FFO - diluted	**$315,061**	**361,947**		**$288,116**	**355,405**	

(1) Excludes noncontrolling interest adjustment of ($4,848) on depreciable property sales - wholly owned, discontinued operations during the nine months ended September 30, 2017.

Duke Realty Corporation and Subsidiaries
Reconciliation of Same Property Net Operating Income Growth
(Unaudited and in thousands)

	Three Months Ended	
	September 30, 2017	**September 30, 2016**
Income from continuing operations before income taxes	$42,368	$108,232
Share of same property NOI from unconsolidated joint ventures	3,824	4,094
Income and expense items not allocated to segments	85,605	14,717
Earnings from service operations	(1,138)	(2,169)
Properties not included and other adjustments	(23,000)	(19,532)
Same property NOI	$107,659	$105,342
Percent Change	2.2%	

	Nine Months Ended	
	September 30, 2017	**September 30, 2016**
Income from continuing operations before income taxes	$235,812	$257,378
Share of same property NOI from unconsolidated joint ventures	11,297	12,454
Income and expense items not allocated to segments	150,064	103,000
Earnings from service operations	(4,115)	(8,216)
Properties not included and other adjustments	(69,971)	(53,589)
Same property NOI	$323,087	$311,027
Percent Change	3.9%	

Duke Realty Corporation and Subsidiaries
Reconciliation of 2017 FFO Guidance
(Unaudited)

	Pessimistic	**Optimistic**
Net income per common share, diluted	**$4.45**	**$4.60**
Depreciation and gains on sales of depreciated property (including share of joint venture)	(3.23)	(3.31)
FFO per share - diluted, as defined by NAREIT	**$1.22**	**$1.29**
Gains on land sales	(0.02)	(0.04)
Other reconciling items	0.01	0.00
Core FFO per share - diluted	**$1.21**	**$1.25**